UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 26, 2006

Heritage Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	0-11255	54-1234322
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Plume Street, Norfolk, Virginia	23510
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 757-523-2600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On July 31, 2006, Heritage Bankshares, Inc. (the “Company”) completed the second closing under a sale of up to 200,000 shares of its common stock in a private placement to its directors and executive officers (the “Private Placement”). (As reported in a Current Report on Form 8-K filed on July 5, 2006, the initial closing under the Private Placement occurred on June 30, 2006.) In connection with the second closing, the Company sold 47,079 shares of its common stock at a price of $15.50 per share, and received total proceeds of approximately $730,000. Including both the first and second closings under the Private Placement, the Company sold a total of 185,584 shares and received total proceeds of approximately $2.9 million. No fee was paid to any underwriter, placement agent or finder in connection with the Private Placement.

As previously reported, the Private Placement was offered only to directors and executive officers of the Company, all of whom are “accredited investors” under the Securities Act of 1933, as amended (the “Securities Act”). The shares of common stock issued in connection with the Private Placement have not been registered under the Securities Act or any state securities laws. The Company relied on the exemption from the registration requirements of the Securities Act by virtue of Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder, which exempts certain transactions by an issuer not involving any public offering. The Company did not engage in any public advertising or general solicitation in connection with the Private Placement. The Company provided the offerees with a confidential private placement memorandum, including certain reports filed with the Securities and Exchange Commission and other financial and business information. In addition, as noted above, all of the offerees in the Private Placement were directors and/or executive officers of the Company.

Item 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

(a) Amendment to Bylaws.

On July 26, 2006, the Board of Directors of the Company adopted an amendment to the Bylaws of the Company (the “Amendment”). The Amendment increased from 70 to 75 the mandatory retirement age for members of the Board of Directors, specifying that, after reaching age 75, a director may continue to serve on the Board until his or her current term expires. The full text of the Amendment is attached as Exhibit 10.11 under Item 9.01 of this Form 8-K and is incorporated by reference herein.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Exhibits

10.11    Amendment to Bylaws of Heritage Bankshares, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heritage Bankshares, Inc.
(Registrant)

Date: July 31, 2006

/s/ John O. Guthrie
John O. Guthrie
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.11	Amendment to Bylaws of Heritage Bankshares, Inc.